UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Legacy Ventures International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	30-0826318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1382 Valencia Ave., Suite F Tustin, CA 92780
(Address of Principal Executive Offices)

(949) 260-8070

Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-199040

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of class)

Item 1	Description of Registrant’s Securities to be Registered.

Incorporated by reference to “Description of Securities in Registration Statement on Form S-1 number 333-199040 (the “Registration Statement”).

Item 2	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description

3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)

(1)	Included as exhibits to our Registration Statement on Form S-1 filed with the SEC on September 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Holdings, Inc.

Date: October 6, 2017	By:	/s/ Randall Letcavage
Name: Randall Letcavage
Title: Chief Executive Officer

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